Exhibit 14

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

No. _______

WARRANT

To purchase -	[ ]	Ordinary Shares of

ATTUNITY LTD

THIS CERTIFIES THAT, for value received, [          ] (the “Holder”) is the registered holder of a Warrant or Warrants expiring December 30, 2014, (the “Warrant”) to purchase one fully paid and non-assessable ordinary share, par value NIS 0.10 (“Shares”), of Attunity Ltd, an Israeli corporation (the “Company”), for each Warrant evidenced by this Warrant. The Warrant entitles the Holder to purchase from the Company, during the period (“Exercise Period”) commencing on December 31, 2011, and terminating at 5:00 p.m., eastern time, on December 30, 2014, (the “Expiration Date”), such number of Shares of the Company at the price of $0.12 per share (the “Warrant Price”), subject to adjustment, upon surrender of this Warrant and payment of the Warrant Price at the office of the Company (such payment to be made by check made payable to the Company), but only subject to the conditions set forth herein.

1.             Title to Warrant.  Prior to the Expiration Date and subject to compliance with applicable laws and Section 5 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2.             Authorization of Shares.  The Company covenants that all Shares which may be issued upon the exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all liens imposed by the Company other than taxes in respect of any transfer occurring contemporaneously with such issue and restrictions arising under applicable securities laws.

3.             Terms and Exercise of Warrants

3.1    Warrant Price.  Each Warrant shall entitle the Holder to purchase from the Company the number of Shares stated therein, at the Warrant Price, subject to the adjustments provided in Section 4 hereof.  The term Warrant Price as used in this Warrant refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

3.2    Duration of Warrants.  A Warrant may be exercised only during the Exercise Period.  Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant shall cease at the close of business on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to the Holder of such extension of not less than 14 days prior to such Expiration Date.

3.3     Exercise of Warrants.

                         3.3.1  Payment.  Subject to the provisions of this Warrant, a Warrant may be exercised by the Holder by surrendering it, at the office of the Company, with the Form of Exercise annexed hereto, duly executed, and by paying in full, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Shares, and the issuance of the Shares. No cashless exercise will be permitted for the Warrants.

                         3.3.2  Issuance of Certificates.  As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the Holder a certificate or certificates for the number of full Shares to which he is entitled, registered in such name or names as may be directed by him, her or it, and if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which this Warrant shall not have been exercised.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant and shall have no obligation to settle this Warrant exercise unless a registration statement under the Act with respect to the Shares is effective or unless the Company determines, in its discretion, such exercise is exempt under the securities laws of the state of residence of the Holder.  Notwithstanding anything to the contrary contained in this Warrant, under no circumstances will the Company be required to net cash settle the exercise of the Warrants.  Warrants may not be exercised by, or securities issued to, any holder in any state in which such exercise would be unlawful.  As a result of the provisions of this Section 3.3.2, any or all of the Warrants may expire unexercised.

 3.3.3 Date of Issuance.  Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

4.             Adjustments

4.1    Share Dividends, Split Ups.  If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding Shares is increased by a share dividend payable in Shares, or by a split-up of Shares, or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Shares.

4.2    Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding Shares is decreased by a consolidation, amalgamation, merger, combination, reverse share split or reclassification of Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Shares.

4.3    Adjustments in Warrant Price.  Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares so purchasable immediately thereafter.

4.4    Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding Shares (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such Shares), or in the case of any consolidation, amalgamation, merger or combination of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right, and only the right, to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, consolidation, amalgamation, merger or combination, or upon a dissolution following any such sale or transfer, that the Board of Directors of the Company (the “Board”)  determines in good faith that the Holder would have received if the Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4.  The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5    Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6    No Fractional Shares.  Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Section 4, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of the Shares to be issued to the Holder.

4.7    Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant.  However, the Company may at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8    Notice of Certain Transactions.  In the event that the Company shall propose to (a) offer the holders of its Shares rights to subscribe for or to purchase any securities convertible into Shares or shares of any class or any other securities, rights or options, or (b) issue any rights, options or warrants entitling the holders of Shares to subscribe for Shares, the Company shall send to the Holder a notice of such proposed action or offer if, and only if, the Company deems such event to trigger any of the adjustments rights provided in this Section 4.  Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Shares, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Shares and on the number and kind of any other shares and on other property, if any, and the number of Shares and other property, if any, issuable upon exercise of the Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 4 which would be required as a result of such action.  Such notice shall be given as promptly as practicable after the Board has determined to take any such action.

4.9    Other Events.  If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

5.             Transfer and Exchange of Warrants

5.1    Registration of Transfer.  The Company shall register the transfer, from time to time, of any outstanding Warrant, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

5.2    Fractional Warrants.  The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a certificate for a fraction of a Warrant. If the Holder would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to the Holder.

5.3    Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.4    Deemed Ownership. The Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

6.             Other Provisions Relating to Rights of Holders

6.1    No Rights as Shareholder.  This Warrant does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6.2    Lost, Stolen, Mutilated, or Destroyed Warrants.  If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3    Reservation of Shares.  The Company shall at all times reserve and keep available a number of its authorized but unissued Shares (or out of shares held by the Company in treasury) that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant.

7.             Miscellaneous Provisions

7.1    Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company shall be binding upon, and inure to the benefit of, their respective successors and assigns.

7.2    Notices.  Any notice, statement or demand authorized by this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed, as follows:

Attunity Ltd
Kfar Netter Industrial Park
POB 3787
Kfar Netter 40593, Israel
Attn: Dror Elkayam, VP Finance and Secretary
Fax: 972-9-8993001

Any notice, statement or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service five days after deposit of such notice, postage prepaid, addressed, as follows:

[____________]
[____________]
[____________]
[____________]
Attn: [____________]
Fax: [____________]

7.3    Applicable Law.  The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws.  The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the SDNY, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.4    Persons Having Rights under this Warrant.  Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

7.5    Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by securities laws. The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has the capacity to protect its own interests in connection with the transaction; and (c) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

7.6    Effect of Headings.  The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

7.7    Amendments.  This Warrant may be amended by the parties hereto for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant as the parties may deem necessary or desirable, by written consent of the holders of a majority of the then outstanding Warrants.  Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.

7.8    Severability.  This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: January [  ], 2012
ATTUNITY LTD.

By:  ____________________________________
Name:
Title:

FORM OF EXERCISE

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned Holder elects to exercise ______________Warrants represented by this Warrant, and to purchase ordinary shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of:

_____________________________________________

_____________________________________________

_____________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

 ____________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

_____________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant, that a new Warrant for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below:

Dated: _____________________	_____________________________________ (SIGNATURE) _____________________________________ (ADDRESS) _____________________________________ (TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Holder in Order to Assign Warrants

For Value Received, ____________________ hereby sell, assign, and transfer unto:

_____________________________________________

_____________________________________________

_____________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

 ____________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

_____________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _____________________	_____________________________________ (SIGNATURE)

The signature to the assignment of the Form of Exercise must correspond to the name written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange or as otherwise permitted by the Company.